EXHIBIT 10.7

THIS OPTION MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED EXCEPT IN COMPLIANCE WITH FEDERAL AND STATE SECURITIES LAWS.

OPTION TO PURCHASE COMMON STOCK

Silverthorne Production Company, a Colorado corporation that is hereinafter sometimes called "Company", for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, irrevocably grants unto __________________, hereinafter called "Option Holder", the right to purchase
__________ shares ("Stock") of the Company's $.001 par value common stock ("Common Stock") subject to the terms and conditions of this Option as follows:

1) Exercise Price. The purchase price ("Exercise Price") for Stock purchased pursuant to this Option is $0.46 per share which shall be paid in full at the time of exercise. The Exercise Price shall be paid in cash at the time of exercise except that the Option Holder may exercise this Option by surrendering the right to exercise this Option for, or by delivering to the Company for cancellation, such number of shares of the Company's Common Stock that has a fair market value equal to or greater than the Exercise Price of the number of shares of Stock for which this Option is being exercised. The fair market value of a share of Common Stock shall be the last closing sale price prior to the date of exercise of a share of Common Stock on whatever trading market the Common Stock is traded at the time of exercise or, if no trading market exists, such value as is determined in good faith by the Board of Directors ("Board") of the Company.

2) Term and Restrictions. This Option shall immediately vest and shall expire five (5) years from the date hereof. This Option may not be sold, transferred, assigned or hypothecated except in compliance with federal and state securities laws.

3)   Dilution or Other Adjustments.


     a) Adjustments of Exercise Price for Stock Splits, Reverse Stock Splits and Stock Dividends. If the outstanding shares of Common Stock shall be subdivided (split) or combined (reverse split) , by reclassification or otherwise, or if any dividend payable on the Common Stock in shares of Common Stock shall occur at the time that any portion of this Option remains unexercised in whole or in part, the Exercise Price and the number of shares of Stock available for purchase pursuant to the exercise of this Option immediately prior to such subdivision, combination or dividend shall be proportionately adjusted as follows:

          i) If a net increase shall have been effected in the number of outstanding shares of the Company's Common Stock, the number of shares of Stock underlying this Option shall be proportionally increased and the cash consideration payable per share of Stock shall be proportionately reduced; and

          ii) If a net reduction shall have been effected in the number of outstanding shares of the Company's Common Stock, the shares of Stock underlying this Option shall be proportionately reduced and the cash consideration payable per share of Stock shall be proportionately increased

     b) Adjustment for Capital Reorganizations. If at any time there shall be a capital reorganization or reclassification of the Company's Common Stock or a merger or consolidation of the Company with or into another corporation (other than a merger after which the Company is the continuing corporation and which does not result in any change of outstanding shares of Common Stock), or the sale or lease of all or substantially all of the Company's properties and assets to any other entity or person, then, as part of such reorganization, reclassification, merger, consolidation, sale or lease, the Company, as a condition precedent to such transactions, shall provide, or cause effective provision to be made so, that the Option Holder shall thereafter be entitled to receive on exercise of this Option during the exercise period specified in the Option and upon payment of the Exercise Price of this Option, as adjusted to the extent required under (a) above, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation, to which a holder of the Stock deliverable on exercise of this Option would have been entitled on such capital reorganization, reclassification, merger, consolidation or sale if this Option had been exercised immediately before such capital reorganization, reclassification, merger, consolidation, sale or lease. In any such case, appropriate adjustment, as determined in good faith by the Board, shall be made in the application of the provisions of this Option with respect to the rights and interests of the Option Holder after the reorganization, reclassification, merger, consolidations, sale or lease to assure that the provisions of this Option, including all adjustments to the Exercise Price of this Option then in effect and the number of shares which may be purchased upon exercise of this Option, but without any change in the aggregate Exercise Price, shall be applicable after any such transactions as near as reasonably they may be, in relation to any shares or other securities or property deliverable after such event upon exercise of this Option. If, as a result of an adjustment made pursuant to this subsection (b), the Option Holder of this Option that is thereafter exercised shall become entitled to receive shares of two or more classes of capital stock of the Company or any other corporation or entity, the board of directors (or other governing body if there be no board of directors) thereof (whose determination shall be conclusive and shall be described in a statement filed with the Company) shall determine the allocation of the adjusted Exercise Price between or among shares of such classes of capital stock. If any subsequent adjustments to the Exercise Price are made pursuant to this Section 3, such adjustments shall be made separately to the portion of the Exercise Price so allocated to each of such classes of capital stock. The foregoing provisions of this subsection (b) similarly apply to successive reclassifications, consolidations, mergers, sales or leases.

     c) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 3, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Option Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which adjustment or readjustment is based. The Company shall, upon the written request, at any time, of the Option Holder, furnish or cause to be furnished to the Option Holder a like certificate setting forth:

          i)   such adjustments or readjustments;

          ii)  the Exercise Price of this Option at the time in effect; and

          iii) the number of shares of Stock and the amount, if any, of other property that at the time would be received upon the exercise of this Option.

     d) Notices of Record Date. If (i) the Company establishes a record date to determine the holders of any class of securities for the purpose of determining who is entitled to receive any dividend or other distribution, (ii) the Company shall offer to the holders of Common Stock for subscription or purchase by them of any shares of stock of any class or any other rights, or (iii) any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company or dissolution, liquidation or winding up of the Company ("Certain Events") shall be effected, the Company shall mail to the Option Holder at least ten (10) days prior to the date specified for the taking of (A) record or (B) the proposed action, a notice specifying the proposed action to be taken and stating the date (1) of record for any such dividend or distribution or (2) when any such Certain Events are to be consummated and the date, if any, to be fixed as to when the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon the completion of any such Certain Events.

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4)   Manner of Exercise. This Option may be exercised in whole or in part at any time and from time to time upon surrender by the Option Holder of this Option and by the delivery of written notice to any officer or director of the Company other than the Option Holder together with payment in full for the number of shares of Stock purchased pursuant to such exercise. If this Option is exercised in part, it shall be exercised for 1,000 shares of Stock, or multiples thereof. The notice (i) shall state the election to exercise this Option, (ii) shall state the number of shares of Stock in respect of which this Option is being exercised, (iii) shall contain such representations and agreements concerning the Option Holder's investment intent with respect to such shares of Stock being purchased pursuant to the exercise of this Option as shall be satisfactory to the Company's counsel, and (iv) shall be signed by the Option Holder. The shares of Stock so purchased shall be deemed to be issued by the close of business on the date on which this Option is exercised even though the stock certificate or certificates evidencing such shares of Stock in the name of the Option Holder may not be issued for a reasonable time after the date of such exercise. The Option Holder shall not have the right to dividends or other rights of a shareholder with respect to the Stock subject to this Option until the Option Holder has given written notice of exercise of the Option Holder's Option and paid in full for such Stock.

5) Representations of Option Holder. The Option Holder, by the acceptance hereof, represents and acknowledges that because of the Option Holder's relationship with the Company, the Option Holder has available full information concerning the Company's affairs. Further, unless the Stock is covered by a currently effective Registration Statement filed under the Securities Act of 1933, the Option Holder agrees that before the Option Holder purchases any Stock pursuant to this Option, the Option Holder will represent to the Company in writing that such Stock is being purchased for purposes other than of distribution, that the Stock will constitute restricted securities as defined in Rule 144 promulgated pursuant to the Securities Act of 1933, as amended, and the Option Holder agrees that the stock certificate evidencing such Stock may be stamped with a legend substantially as follows:

"The securities represented by this certificate may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act of 1933 (the "Act"), or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company."

6) Reservation of Common Stock, Payment of Fees and Registration Rights. The Company shall at all times during the duration of this Option reserve and keep available such number of shares of its Common Stock as will be sufficient to issue the number of shares of Stock required to be issued upon the exercise of this Option, shall pay all original issue and transfer taxes with respect to the issue and transfer of Stock pursuant hereto and shall pay all of the fees and expenses necessarily incurred in connection with the exercise hereof. The Company agrees to file a registration statement and use its best efforts to cause such registration statement to be declared effective, registering the Stock underlying this Option for resale and agrees to keep such registration statement current during the term of this Option.

7) Amendments. This Option may not be amended, altered, or discontinued except to the extent necessary to make the adjustments as provided in Section 3 hereof, which would impair the rights of the Option Holder under this Option unless the Option Holder consents in writing to such amendment, alteration or discontinuation.

8) Loss of Option. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Option, and upon surrender for cancellation of this Option if it is mutilated, the Company shall make and deliver a new Option containing the same terms and conditions as set forth in and dated as of such cancellation in lieu of, this Option, provided, however, that the Company shall receive such indemnity or security as the Board of Directors shall deem reasonably satisfactory to it in the case of the loss, theft, or destruction of this Option and the Option Holder shall have reimbursed the Company for all reasonable expenses incidental to such loss, theft, destruction or mutilation in effecting the issuance of such new Option.


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9)   Binding Nature. This Option shall be binding upon any successors or assigns of the Company.

10) Governing Law. This Option shall be construed in accordance with and governed by the laws of the state of Colorado.

11) Withholding Tax. To the extent that the exercise of this Option results in compensation income to the Option Holder for federal or state income tax purposes, the Option Holder shall deliver to the Company at the time of such exercise such amount of money or shares of Common Stock as the Company may require to meet its obligations under applicable laws or regulations, and, if the Option Holder fails to do so, the Company is authorized to withhold from any cash or stock remuneration then or thereafter payable to Option Holder any tax required to be withheld as a result of such compensation income. The Company is further authorized in its discretion to satisfy such withholding requirement out of any cash or Stock distributable to Option Holder upon such exercise.

Dated: August 25, 1999



SILVERTHORNE PRODUCTION COMPANY,
a Colorado Corporation

By:
   -------------------------
   Jim L. Boswell, President


           TRIAD INVESTMENTS, LLC


Agreed to:
          --------------------------
          Bertrand T. Ungar, Manager



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